SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): June 30, 2009

CROCS, INC.

(Exact name of Registrant as specified in its charter)

Delaware	0-51754	20-2164234
(State or other	(Commission	(I.R.S. Employer
jurisdiction	File Number)	Identification No.)
of incorporation)

6328 Monarch Park Place Niwot, Colorado		80503
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (303) 848-7000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective June 30, 2009, Mr. Ronald R. Snyder resigned as a member of the Board of Directors of Crocs, Inc. (the “Company”).  Mr. Snyder resigned for personal reasons and not because of a disagreement with the Company on any matter relating to its operations, policies or practices.  Mr. Snyder had previously resigned as President and Chief Executive Officer of the Company effective March 16, 2009, and had remained as a Director and an employee of the Company to assist with the transition to the Company’s new Chief Executive Officer.

The Company also entered into a separation agreement dated June 30, 2009 with Mr. Snyder. The separation agreement provides Mr. Snyder the right to unilaterally revoke the separation agreement during a period of seven days after the execution of such agreement. Accordingly, the separation agreement will not become effective until the expiration of said seven day revocation period.

The separation agreement provides, effective upon the expiration of the seven day revocation period:

1.               Accelerated vesting of certain options to purchase Company common stock, as specified in the agreement.  Stock options subject to acceleration may be exercised by Snyder until the original expiration date of such options.

2.               Accelerated vesting of restricted stock awards.

3.               Accelerated vesting of all unvested deferred bonus amounts, totaling $0.9 million, under the Company’s Amended and Restated 2007 Senior Executive Deferred Compensation Plan (the “2007 Plan”).  Payments under the 2007 Plan shall be made at the time and in the form provided for in Mr. Snyder’s deferral agreement under the 2007 Plan.

4.               Cancellation, pursuant to their terms, of 282,293 options to purchase Company common stock with exercise prices greater than $10.50.

Additionally, under the terms of the separation agreement, until December 31, 2010, Mr. Snyder is restricted from participating in certain competitive businesses and from soliciting employees and customers of the Company, either directly or indirectly.  The separation agreement also requires that Mr. Snyder forever keep confidential all Confidential Information, as defined in the separation agreement, and prohibits Mr. Snyder from disparaging the Company.  Mr. Snyder also agreed to release the Company from all claims he may have against it.

This summary of the separation agreement is qualified by reference to the full text of the agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 9.01.              Financial Statements and Exhibits.

(d) Exhibits.

10.1 Separation agreement between Ronald R. Snyder and Crocs, Inc. dated June 30, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CROCS, INC.

Date: July 2, 2009	By:	/s/ Russell C. Hammer
Russell C. Hammer,
Chief Financial Officer, Senior Vice President - Finance and Treasurer